Exhibit 10.97

January 30, 2002

Huntley Development Limited Partnership

77 West Wacker Drive, Suite 4200

Chicago, Illinois 60601

Attn:                    Mr. Gary Skoien

Re:                               Loan in the maximum amount of 11,712,177.00 from Beal Bank, S.S.B. (“Lender”) to Huntley Development Limited Partnership (“Borrower”)

Gentlemen:

Concurrently with the execution and delivery of this letter agreement, Borrower and Lender are closing a renewal, modification, increase and extension of the above-referenced loan (the “Loan”).  This letter will constitute the Loan Agreement referenced in the Mortgage, Security Agreement and Assignment of Leases and Rents as amended, most recently by that certain Third Modification and Extension Agreement of even date herewith, by and between Lender and Borrower (the “Mortgage”), and the other Loan Documents, as such term is defined in the Mortgage, including, without limitation, the Amended, Restated and Increased Promissory Note (the “Note”), of even date herewith, in the stated principal amount of $11,712,177.00, executed and delivered by Borrower to Lender and which evidence and secure the Loan.

As of the date hereof, the principal balance of the Prior Note, as such term is defined in the Note, is $9,212,177.00. Accordingly, the sum of $2,500,000.00 (the “Remaining Proceeds”) remains to be funded as part of the Loan. The Remaining Proceeds will be advanced no more frequently than monthly, not less than five (5) business days following the receipt by Lender from Borrower of a written request for advance, in form as required by Lender, and will be advanced subject to the satisfaction of the following conditions, and such other conditions as Lender may hereinafter impose:

Huntley Development Limited Partnership

January 30, 2002

1.                                       no Event of Default, as defined in the Mortgage, or event or condition which, with the giving of notice, the passage of time, or both, could mature into an Event of Default may be in existence either at the time Lender receives the request for such advance or at the time the advance of the portion of the Remaining Proceeds in question is to be made;

2.                                       the amount of the advance must be at least $500,000.00 or, if less, the amount of unfunded Remaining Proceeds;

3.                                       the Remaining Proceeds may be used by the Borrower to pay the Loan extension fee in the amount of $125,000.00 to be paid by Borrower to Lender in regard to the increase, extension and modification of the Loan being effected as described herein and to pay costs incurred in developing the real property encumbered by the Mortgage in accordance with budgets, plans, specifications and contracts approved in writing by Lender and such other legal uses as may be consented to by Lender, which consent may be granted or withheld in the sole discretion of Lender, however, without limitation, such uses may not violate or conflict with any applicable regulations, including, without limitation, those of the Federal Reserve System;

4.                                       if requested by Lender, Borrower must provide to Lender evidence satisfactory to Lender that proceeds of the Loan previously advanced have been used for the purposes for which such proceeds were advanced and that no liens, claims, security interests or other encumbrances relating to any of the property which is encumbered by the Mortgage then exist except for any thereof previously disclosed to Lender, which will be released and satisfied by payment of the obligations to which such liens, claims, security interests or other encumbrances relate using the Loan proceeds then being advanced;

5.                                       the advance must be requested at least fifteen (15) days prior to the then stated maturity date of the Loan;

6.                                       the Borrower must provide to Lender such documents and information as Lender may require in regard to the advance being requested;

7.                                       the Borrower must cause the title insurance policy issued to Lender in regard to the Loan to be endorsed as required by Lender, among such other things as Lender may reasonably require, to confirm that the advance in question is secured by the Mortgage, and that no intervening liens or claims exist in regard to any of the Mortgaged Property, as defined in the Mortgage, and to include the amount of the advance then being made in the amount of such title insurance;

8.                                       the advance in question must not result in the outstanding principal balance of the Loan following such advance exceeding thirty percent (30%) of the Lender approved appraised net value (being the gross appraised value thereof approved by Lender, less the amount of all indebtedness, other than the Loan, secured by all or any part of such property) of the property remaining encumbered by the Mortgage as of the date of such advance;

Subject to the Lender’s right to accelerate the maturity date of the Loan as provided in the Note and the Mortgage, the term of the Loan shall extend to October 31, 2003, provided, however, such initial term may be extended for one (1) additional year if Borrower satisfies the conditions set forth in the Note. If the term of the Loan is so extended, the terms applicable to the Loan during such initial term, including, without limitation, the funding conditions specified above, and the prohibition on prepayment, shall apply throughout such extended term of the Loan.

Please evidence your agreement with the foregoing by executing a copy of this letter and returning such executed copy to Lender.

Very truly yours,

BEAL BANK, S.S.B.

By:
William T. Saurenmann,
Senior Vice President

AGREED:

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP,
an Illinois limited partnership

By: Huntley Development Company, its Managing General Partner

By:
	Name:	Gary Skoien
	Title:	Vice President